EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Diebold, Incorporated:
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-32960) of Diebold, Incorporated of our report dated June 30, 2008 relating to the financial statements of the Diebold, Inc. 401(k) Savings Plan, which appears in this Form 11-K.
/s/ Bober, Markey, Fedorovich & Company
Bober, Markey, Fedorovich & Company
Akron, Ohio
June 30, 2008